EXHIBIT 10.9

AGREEMENT
on cooperation in the area of the use of special covers for nuclear projects

Moscow
.... November 2005

The purpose of this Agreement is to set forth the general terms and conditions for the conclusion of a Definitive Contract between the company **"NuCon Limited", USA, Nevada (hereinafter referred to as "NCL") and the closed joint stock company "Atomstroyexport", Moscow, RF (hereinafter referred to as** "ASE"), contemplating the following future cooperation between the parties mentioned above:

The Ukrainian Government has repeatedly announced the conditions concerning the implementation of the project with **SSE Chernobyl** for the stabilisation of the existing Shelter in which participates **Atomstroyexport (ASE), Moscow**. The contract will be financed by the Chernobyl Shelter Fund managed by the European Bank for Reconstruction and Development with the aim to perform certain initial tasks at the Shelter site.

Atomstroyexport (ASE) and NuCon Ltd (NCL) herewith confirm their intention to enter into contractual relations for the provision of mutual services for the duration of the ongoing Chernobyl Shelter Implementation Plan (SIP).

The initial tasks at the Shelter site include works inside the existing protective structure that is contaminated with radioactive dust and debris and may include future works of stabilisation and final disposal.

In order to provide safe conditions for the implementation of the works inside the Shelter a reliable proven material is required that can securely suppress and encapsulate radioactive dust and other radioactive materials therein. Such materials have to provide for the implementation of the immediate tasks with respect to the safety of the works as well as to provide in the long term perspective for the implementation of the works in order to increase safety of the Shelter and the future possibility of the safe removal of the radioactive debris and its safe transportation and utilisation. These materials and technologies among other characteristics must have the following properties:

- be fire-safe
- easy to handle at the site
- durable
- environmental/radioactive corrosion resistant
- excellent encapsulation qualities.

For the past 14 years NCL, its principals and associates have been in the market of complex protective radio-resistant materials and today they have all possibilities to search, select, recommend and organize the supply of both materials and technology in order to achieve the goals mentioned above.

The Parties intent that upon the acceptance of the materials recommended by NCL, NCL will become to the consortium the exclusive supplier of the material and the technology and the works associated.

In case ASE decides that it is useful and necessary to use the recommended and selected material at other nuclear projects in the nuclear sector of this or other governments where ASE is implementing works and is entitled to do so by law, NCL will maintain its status of the exclusive supplier of such materials and technologies.

NCL undertakes:

a) to consult ASE concerning the selection of application area and technology, use of material, possible alternatives of engineering solutions;
b) to provide ASE with all required amounts of the selected materials under the terms agreed upon;
c) to elaborate and prepare a "pilot" demonstration program on site at Chernobyl within 90 day of the execution of the Definitive Contract.

ASE undertakes to pay from its own resources or with foreign assistance the amounts agreed upon at the times agreed for specific quantities of the material selected according to the specification.

1. Prohibition against the Disclosure of Confidential Information.

Neither party nor any of its representatives or agents to the Contract shall disclose to any third party any confidential or proprietary information about the business activities or assets of the other party or any transactions contemplated by this Contract, except as required by applicable law. Each party to the Contract may disclose such confidential or proprietary information as necessary to its professional auditors (advisors) in order to implement the terms and conditions of the Agreement between the parties. If the parties are unable to agree and to undertake commitments under the Contract each party participating in the negotiations shall return to the other party all records, contracts and other information that it obtained during the negotiations.

2. Expenses.

Each party bears the expenses incurring in connection with the negotiations and other transactions contemplated by this Agreement on intentions. However, general expenses may be provided, if such inccur in connection with the necessity of financial assessment, by a mutually selected International accounting firm for the payment of lawyers and accountants.

3. Public Disclosure.

The Parties undertake to consult each other and agree concerning the timing, content and form before issuing any press release or other public disclosure related to this Agreement on intentions or any transactions contemplated therein. However, this does not prohibit either of the parties from making a public disclosure regarding

opinion of its legal advisor (attorney, legal counsel), such disclosure is required by law.

4. Independence of the Parties.

The Agreement on intentions and the possibly following Definitive Contract shall evidence that NCL is an independent party and not a principal, partner or branch (affiliated company) of ASE.

President of the company
"NuCon Ltd"

/signature/
V.A. Lebedev

First Vice President of ZAO
"ATOMSTROYEXPORT"

/signature/
E.A. Reschetnikov

I, Susanne Wolf, herewith confirm that the changes made in the Russian document have been taken into account in the English translation.

Berlin, 06.12.2005

Susanne Wolf
Susanne Wolf
Beim Landgericht Berlin
beeidigter Dolmetscher
für Russisch und Englisch